UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): January 20, 2026

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2026, the Board of Directors (the “Board”) of Hyperscale Data, Inc. (the “Company”), based on the recommendation of the Nominating and Governance Committee of the Board, appointed Michael “Mickey” Lorber to the Board, effective January 19, 2026. Mr. Lorber was also appointed to the Audit Committee of the Board (the “Audit Committee”) and as Chairman of the Audit Committee.

Mr. Lorber served as the Audit Partner at Baker Tilly US, LLP in their San Diego, California office, from November 2020 until his retirement in May 2024. Prior to Baker Tilly, Mr. Lorber was an Audit Partner at Squar Milner, LLP, in their San Diego, California office, between January 2005 and October 2020. Previously, Mr. Lorber served as the Chief Financial Officer for Visijet, Inc., Chief Financial Officer at Sagient Research Systems, Inc., Vice President – Finance and Chief Financial Officer for Promark Sports, Inc., Vice President – Finance and Chief Financial Officer for Tomahawk II, Inc., and Vice President and Chief Financial Officer for Lidak Pharmaceuticals (currently Avanir Pharmaceuticals). Mr. Lorber received his Bachelor of Science in Accounting from the University of Illinois at Champaign-Urbana. Mr. Lorber has been a Certified Public Accountant since 1979 and currently holds his CPA license from the State of California. Mr. Lorber was elected to serve on the Board because of his decades of experience as an expert on U.S. GAAP financial accounting, internal controls and procedures, Securities and Exchange Commission disclosure reporting and audit oversight.

There is no arrangement or understanding between Mr. Lorber and any other persons pursuant to which Mr. Lorber was selected as a director. There are no family relationships between Mr. Lorber and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K (“Regulation S-K”). Mr. Lorber is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In conjunction with Mr. Lorber’s appointment, the Board increased the standard annual compensation for the Company’s non-employee directors to $55,000, with each of the lead independent director and the Chairman of the Audit Committee receiving an additional $10,000 per annum. Further, the Board granted Mr. Lorber options to purchase 250,000 shares of the Company’s Class A Common Stock at an exercise price of $0.297 per share for a term of ten (10) years from the date of the option grant. Fifty percent (50%) of these options shall vest on the date that Company obtains the approval therefor by its stockholders and 50% of which shall vest monthly beginning February 1, 2026 and will be exercisable upon receipt of approval therefor by the NYSE American and the Company’s stockholders.

In connection with the appointment of Mr. Lorber to the Board, the Board increased the size of the Board from six to seven members.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: January 20, 2026	/s/ Henry Nisser Henry Nisser President and General Counsel